Exhibit 99.1

BENEFICIAL BANCORP, INC.  STOCKHOLDERS

APPROVE MERGER WITH WSFS FINANCIAL CORPORATION

PHILADELPHIA, PA, December 6, 2018 — Beneficial Bancorp, Inc. (Nasdaq: BNCL) (“Beneficial”) announced today that its stockholders approved the previously announced merger of Beneficial with and into WSFS Financial Corporation (Nasdaq: WSFS) (“WSFS”) at a special meeting of stockholders held today.  Subject to the receipt of all required regulatory approvals and the satisfaction of customary closing conditions, the parties expect to close the merger in the first quarter of 2019.

About Beneficial Bancorp Inc.

Beneficial is a community-based, diversified financial services company providing consumer and commercial banking services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area since 1853. As of September 30, 2018, Beneficial Bancorp has $5.87 billion in assets on its balance sheet. Beneficial Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania, with 61 banking offices in the greater Philadelphia and South New Jersey regions. Equipment leasing services are offered through Beneficial Equipment Leasing Corporation, which is a wholly owned subsidiary of the Bank, and Neumann Finance Company, which is a majority owned subsidiary of the Bank. For more information about Beneficial and Beneficial Bank, please visit www.thebeneficial.com.

Forward Looking Statements

This press release contains estimates, predictions, opinions, projections and other “forward-looking statements” as that phrase is defined in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements include, without limitation, predications or expectations of future business or financial performance as well as goals and objectives for future operations, financial and business trends, business prospects, and management’s outlook or expectations for earnings, revenues, expenses, capital levels, liquidity levels, asset quality or other future financial or business performance, strategies or expectations. The words “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project” and similar expressions, among others, generally identify forward-looking statements. Such forward-looking statements are based on various assumptions (many of which are beyond the control of Beneficial) and are subject to risks and uncertainties (which change over time) and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to, the possibility that the proposed acquisition does not close when expected or at all because required regulatory, stockholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all, the failure to close for any other reason, changes in WSFS’ share price before closing, that the businesses of WSFS and Beneficial will not be integrated successfully, that the cost savings and any synergies from the proposed acquisition may not be fully realized or may take longer to realize than expected, disruption from the proposed acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Beneficial has business relationships, diversion of management time on merger-related issues, the outcome of any legal proceedings that may be instituted against Beneficial related to the merger agreement or the proposed merger, the reaction to the transaction of Beneficial’s customers, employees and counterparties and other factors, many of which are beyond the control of Beneficial. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Annual Report on Form 10-K filed by Beneficial for the year ended December 31, 2017 and any updates to those risk factors set forth in Beneficial’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings, which have been filed by Beneficial with the SEC and are available on the SEC’s website at www.sec.gov. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on WSFS, Beneficial or their respective businesses or operations. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Beneficial does not undertake any obligation, and specifically declines any obligation, to revise or update any forward-looking statements, whether as a result of new information, future developments or otherwise.

For further information, contact:

Thomas D. Cestare

Executive Vice President and Chief Financial Officer

Phone: (215) 864-6009